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ERNST & YOUNG          - Ernst & Young IIP             -  Phone: 604 891-8200
                         Chartered Accountants            Fax:   604 643-5422
                         Pacific Centre
                         P.O. Box 10101
                         700 West Georgia Street
                         Vancouver, Canada V7Y 1C7


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 2005 in the Registration Statement on Form SB-2/A of CIGMA METALS CORPORATION AND SUBSIDIARIES (the "Company") dated November 27, 2006 for the registration of 16,000,000 shares of the Company's common stock.


/S/ ERNST & YOUNG LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada

November 24, 2006